Exhibit 99.1

Petco—the Retail Leader in Premium Fresh Frozen–Expands Unique Partnership with JustFoodForDogs to Meet Growing Pet Parent Demand and Capture Multi-Billion Dollar Market Opportunity

•	Petco to launch new Owned Brand fresh frozen line to be co-created with JustFoodForDogs in H2 2022

•	Expanding JustFoodForDogs availability from ~700 Petco pet care centers to more than 1,000 in 2022

•	Petco to remain exclusive national brick-and-mortar retailer of JustFoodForDogs fresh frozen meals through 2024, with potential to extend through 2026

•	Increased marketing funding to build awareness and demand

•	Petco to receive warrant for JustFoodForDogs equity tied to successful execution of 2022 plan, as well as opportunity to acquire additional equity over time

SAN DIEGO, March 1, 2022 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF) today announced a dramatic expansion of its partnership with JustFoodForDogs to extend its leadership position in the fast-growing fresh and frozen premium food category, and to better meet rising demand from pet parents.

As part of the expansion, Petco and JustFoodForDogs will co-develop a new human-grade fresh and frozen owned brand pet food for Petco’s WholeHearted line, as well as pilot a custom food program at Petco’s pet care centers. Currently available in approximately 700 Petco locations nationwide, the JustFoodForDogs offering is planned to expand to more than 1,000 Petco pet care centers by the end of 2022, further solidifying Petco’s commitment to providing premium fresh and frozen food options to pets and increasing the availability of JustFoodForDogs nutrition nationwide. With the expanded partnership and exclusivity arrangement, Petco will continue to be the only national brick and mortar retailer to offer JustFoodForDogs products in retail stores and online through same-day delivery, buy online, pick up in store (BOPUS), and other online fulfillment options. The companies will also jointly invest in new marketing programs and the expanded pet care center presence to support the deepening relationship and fast-growing category.

Additionally, Petco will receive a warrant for JustFoodForDogs equity tied to the successful execution of the parties’ 2022 plan, and will have the opportunity to acquire additional equity over time. Both companies have agreed on mutually beneficial structures should either Petco desire to add certain new fresh frozen brands to its assortment or JustFoodForDogs desire to add additional online distribution to its omnichannel offering.

“Pet parents are rapidly shifting feeding to the fresh frozen category, which is predicted to grow from $1 billion to approximately $4 billion by 2025, and 92% of it is selling through physical retail today,” said Ron Coughlin, CEO of Petco. “Expanding our relationship with JustFoodForDogs ensures Petco’s continued leadership in the category and reinforces our unmatched commitment to pet health and wellness. Broadly, we offer pet parents the fastest and most convenient access to fresh, human-grade food in the industry, whether purchased on petco.com and delivered same-day to their doorstep or picked up at a Petco pet care center. We look forward to further innovating with the JustFoodForDogs team to deliver new and exclusive options to our customers as we grow this long-term, mutually beneficial partnership, and are excited to become equity holders.”

“Petco’s commitment to health and wellness, as well as setting a higher standard for pet nutrition, are in perfect alignment with JustFoodForDogs’ values and mission,” said Julian Mack, CEO of JustFoodForDogs. “We want every dog to live its longest and best life possible through the transformational power of fresh food, backed by science. Pet parents value both the expert nutritional counsel they receive in store at Petco as well as the convenience of Petco’s store locations and delivery options. Our partnership with Petco has been a fantastic collaboration to date, and we now look forward to deepening this partnership further to help even more dogs thrive from the health benefits of fresh food.”

Petco’s relationship with JustFoodForDogs began in 2018 and has contributed to Petco’s leadership in the fresh and frozen pet food category. In 2018, Petco became the first – and remains – the only national retailer to remove pet food and treats with artificial ingredients from its offering, with nutrition standards that live up to its health and wellness focus. In 2019, Petco and JustFoodForDogs launched an iconic, state-of-the-art pet food kitchen in Petco’s Union Square store, which marked the beginning of a national expansion program in Petco pet care centers and at petco.com. Additional in-store kitchens are planned to open in pet care centers this year, including one at Petco’s Sports Arena location in San Diego. Petco’s national footprint of strategically located JustFoodForDogs pantries has been honed in recent years to create an optimized infrastructure for fresh and frozen offerings that can’t be replicated by online- or brick and mortar-only competitors.

A pre-recorded video presentation discussing the transaction and Petco’s positioning in the premium fresh frozen category is available here. For additional information about the companies, visit petco.com and JustFoodForDogs.com.

About Petco, The Health + Wellness Co.

Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. Since our founding in 1965, we’ve been striving to set new standards in pet care, delivering comprehensive wellness solutions through our products and services, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 Petco locations across the U.S., Mexico and Puerto Rico, including a growing network of more than 150 in-store veterinary hospitals, and offer a complete online resource for pet health and wellness at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for more than 6.5 million animals.

About JustFoodForDogs

JustFoodForDogs is a pioneer in the fresh/frozen food category founded in 2010. JustFoodForDogs’ diets are made from the highest quality human grade ingredients, cooked lightly to preserve nutrients and balanced for long term feeding. Since the Company’s founding, JustFoodForDogs has optimized the health impact of its recipes and proven its efficacy through nine years of independent, peer-reviewed research. JustFoodForDogs sells fresh/frozen and shelf stable fresh daily diets for dogs and cats as well as veterinary therapeutic diets to support some of the most common health conditions. With a large full-time veterinary team and hundreds of nutrition consultants, the Company is available to help pet parents find the best food for their dog or cat, whether it’s in a Petco store, a veterinary partner clinic or a JustFoodForDogs flagship kitchen. JustFoodForDogs, like Petco, takes real action to advocate for pet health and higher industry standards. The Company is proud to have pioneered the first ethical feeding trials for dogs as well as for its’ leadership role in making the world’s best fresh food more affordable for pet parents everywhere.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that Petco identifies in its Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Petco undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contact:

Kristy Moser

Kristine.moser@petco.com

Media Contact:

Ventura Olvera

ventura.olvera@petco.com